                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

     THIS  EMPLOYMENT  AGREEMENT is made and entered into as of this 18th day of
November,  2005, by and between HEALTH BENEFITS DIRECT  CORPORATION,  a Delaware corporation  with offices at 2900 Gateway Drive,  Pompano  Beach,  Florida 33069
(the  "CORPORATION"),  and  Charles  Eissa,  an  individual  residing at 4696 N.
Andrews Avenue, Fort Lauderdale, FL 33309 (the "EXECUTIVE"), under the following circumstances:

                                    RECITALS:

     A. The Corporation desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

     B. The Executive  desires to render  services to the  Corporation  upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties mutually agree as follows:

     1.   EMPLOYMENT.  The  Corporation  hereby  employs the  Executive  and the
Executive hereby accepts employment as an executive of the Corporation,  subject to the terms and conditions set forth in this Agreement.

     2.   DUTIES.  The Executive shall serve as the Chief  Operating  Officer of the  Corporation  with  such  duties,  responsibilities  and  authority  as  are commensurate  and  consistent  with his position,  as may be, from time to time, assigned to him by the Board of  Directors  of the  Corporation.  The  Executive
shall report directly to the Board of Directors of the  Corporation.  During the
term of this  Agreement,  the Executive  shall devote his full business time and efforts to the performance of his duties hereunder  unless otherwise  authorized by the Board of Directors.  Notwithstanding  the foregoing,  the  expenditure of reasonable  amounts of time by the Executive for the making of passive  personal investments,  the  conduct  of  private  business  affairs  and  charitable  and professional  activities  shall be  allowed,  provided  such  activities  do not
materially   interfere  with  the  services  required  to  be  rendered  to  the
Corporation  hereunder and do not violate the restrictive covenants set forth in
SECTION 9 below.

     3.   TERM OF EMPLOYMENT.  The term of the Executive's employment hereunder, unless sooner terminated as provided herein (the "INITIAL TERM"), shall be for a period of two (2) years commencing on the date hereof (the "COMMENCEMENT DATE").
The term of this Agreement shall  automatically be extended for additional terms of one year each (each a "RENEWAL TERM") unless either party gives prior written notice of  non-renewal to the other party no later than sixty (60) days prior to the expiration of the Initial Term ("NON-RENEWAL  NOTICE"),  or the then current
Renewal  Term, as the case may be. For purposes of this  Agreement,  the Initial
Term  and any  Renewal  Term are  hereinafter  collectively  referred  to as the
"TERM."

     4.   COMPENSATION OF EXECUTIVE.

          (a) The Corporation  shall pay the Executive as  compensation  for his services hereunder,  in equal semi-monthly or bi-weekly  installments during the
Term, the sum of Two Hundred  Fourteen  Thousand Two Hundred Dollars  ($214,200)
per annum (the "BASE  SALARY"),  less such deductions as shall be required to be withheld by applicable law and  regulations.  The  Corporation  shall review the
Base  Salary on an annual  basis  and has the  right but not the  obligation  to increase it, but has no right to decrease the Base Salary.

          (b) In addition  to the Base  Salary set forth in Section  4(a) above, the Executive  shall be entitled to such bonus  compensation  (in cash,  capital stock or other  property) as a majority of the members of the Board of Directors of the Corporation may determine from time to time in their sole discretion.

          (c) The  Corporation  shall pay or  reimburse  the  Executive  for all reasonable  out-of-pocket expenses actually incurred or paid by the Executive in the  course of his  employment,  consistent  with the  Corporation's  policy for reimbursement of expenses from time to time.

          (d) The Executive  shall be entitled to  participate  in such pension, profit sharing, group insurance,  hospitalization,  and group health and benefit plans and all other benefits and plans as the Corporation provides to its senior executives (the "BENEFIT PLANS").

     5.   TERMINATION.

          (a) This  Agreement and the  Executive's  employment  hereunder  shall terminate upon the happening of any of the following events:

               (i) upon the Executive's death;

               (ii) upon the Executive's "Total Disability" (as herein defined);

               (iii) upon the  expiration of the Initial Term of this  Agreement or any Renewal Term  thereof,  if either  party has provided a timely  notice of non-renewal in accordance with Section 3, above;

               (iv) at the  Corporation's  option,  upon  sixty  (60) days prior written notice to the Executive if without cause;

               (v) at the  Executive's  option,  upon  thirty  (30)  days  prior written notice to the Corporation;

               (vi) at the  Executive's  option,  in the  event of an act by the
Corporation,  defined in Section 5(c), below, as constituting  "Good Reason" for termination by the Executive; and

               (vii) at the Corporation's  option, in the event of an act by the
Executive,   defined  in  Section  5(d),  below,  as  constituting  "Cause"  for termination by the Corporation.

          (b) For purposes of this  Agreement,  the Executive shall be deemed to be suffering  from a "TOTAL  DISABILITY"  if the Executive has failed to perform his regular and customary duties to the Corporation for a period of 180 days out of any 360-day period and if before the Executive has become "Rehabilitated" (as herein  defined) a majority  of the  members  of the Board of  Directors  of the
Corporation, exclusive of the Executive, vote to determine that the Executive is mentally or  physically  incapable or unable to continue to perform such regular and customary  duties of employment.  As used herein,  the term  "REHABILITATED"
shall mean such time as the  Executive is willing,  able and commences to devote his time and energies to the affairs of the Corporation to the extent and in the manner that he did so prior to his Disability.

          (c) For purposes of this Agreement,  the term "GOOD REASON" shall mean that the  Executive has resigned due to the failure of the  Corporation  to meet any of its  obligations  to the  Executive  under  this or any  other  agreement between the Corporation  and the Executive,  and failure to cure the same within thirty  (30)  days  following  Executive's  delivery  of notice  specifying  the breach(es) by the Corporation.

          (d) For  purposes  of this  Agreement,  the term  "CAUSE"  shall  mean material,  gross  and  willful  misconduct  on  the  part  of the  Executive  in connection with his employment duties hereunder or commission of a felony or act of dishonesty resulting in material harm to the Corporation by the Executive.

     6.   EFFECTS OF TERMINATION.

          (a) Upon termination of the Executive's employment pursuant to Section
5(a)(i),  the  Executive's  estate or  beneficiaries  shall be  entitled  to the following  severance  benefits:  (i) three (3)  months'  Base Salary at the then current rate,  payable in a lump sum, less withholding of applicable  taxes; and
(ii) continued  provision for a period of one (1) year following the Executive's death  of  benefits  under  Benefit  Plans  extended  from  time  to time by the
Corporation to its senior executives.

          (b) Upon termination of the Executive's employment pursuant to Section
5(a)(ii),  the Executive shall be entitled to the following  severance benefits:
(i)  thirty-six  (36) months' Base Salary at the then current  rate,  to be paid from  the  date  of  termination  until  paid in full  in  accordance  with  the
Corporation's  usual  practices,  including the  withholding  of all  applicable taxes; (ii) continued  provision during said thirty-six (36) month period of the benefits  under Benefit Plans  extended from time to time by the  Corporation to its senior  executives;  and (iii)  payment on a prorated  basis of any bonus or other payments earned in connection with the Corporation's  then-existing  bonus plan in place at the time of  termination.  The  Corporation  may credit against such amounts any  proceeds  paid to  Executive  with  respect to any  disability policy maintained for his benefit.

          (c) Upon termination of the Executive's employment pursuant to Section
5(a)(iii),  where  the  Corporation  has  offered  to  renew  the  term  of  the
Executive's  employment  for an additional one (1) year period and the Executive chooses not to continue in the employ of the Corporation, the Executive shall be entitled to receive  only the accrued but unpaid  compensation  and vacation pay through the date of termination and any other benefits  accrued to him under any
Benefit Plans  outstanding  at such time. In the event the  Corporation  tenders
Non-Renewal Notice to the Executive, then the Executive shall be entitled to the same  severance  benefits  as if  the  Executive's  employment  were  terminated pursuant to Section 5(a)(iv) or Section  5(a)(vi);  PROVIDED,  HOWEVER,  if such
Non-Renewal  Notice was triggered due to the  Corporation's  statement  that the
Executive's employment was terminated due to Section 5(a)(v) (for "Cause"), then payment of severance  benefits will be  contingent  upon a  determination  as to whether termination was properly for "Cause."

          (d) Upon termination of the Executive's employment pursuant to Section
5(a)(iv) or (vi),  the Executive  shall be entitled to the  following  severance benefits:  (i) twelve (12) months' Base Salary at the then current  rate,  to be paid upon the date of  termination of employment in monthly  installments,  less withholding of all applicable  taxes;  (ii) continued  provision for a period of twelve (12) months after the date of  termination  of the benefits under Benefit
Plans extended from time to time by the  Corporation  to its senior  executives;
and (iii) payment on a prorated basis of any bonus or other  payments  earned in connection  with any bonus plan to which the Executive  was a participant  as of the date of the Executive's termination of employment.

          (e) Upon termination of the Executive's employment pursuant to Section
5(a)(v) or (vii),  the Executive  shall be entitled to the  following  severance benefits:  (i) accrued and unpaid Base Salary and  vacation pay through the date of  termination,  less  withholding  of  applicable  taxes;  and (ii)  continued
provision,  for a period  of one (1)  month  after  the date of the  Executive's termination  of  employment,  of benefits  under Benefit  Plans  extended to the
Executive at the time of termination.

          (f) The Executive shall be obligated to seek other employment in order to  mitigate  his  damages  resulting  from his  discharge  pursuant to Sections
5(a)(iv), (v), (vi) or (vii), provided that such employment need not be taken at a level below chief  operating  officer of a  subsequent  company.  Any payments required to be made hereunder by the Corporation to the Executive shall continue to the Executive's beneficiaries in the event of his death until paid in full.

     7.   VACATIONS.  The Executive  shall be entitled to a vacation of four (4)
weeks per year,  during  which  period  his  salary  shall be paid in full.  The
Executive shall take his vacation at such time or times as the Executive and the
Corporation  shall determine is mutually  convenient.  Any vacation not taken in one (1) year shall not accrue, provided that if vacation is not taken due to the
Corporation's business necessities, up to two (2) weeks' vacation may carry over to the subsequent year.

     8.   DISCLOSURE OF  CONFIDENTIAL  INFORMATION.  The  Executive  recognizes, acknowledges  and agrees  that he has had and will  continue  to have  access to secret and confidential information regarding the Corporation, including but not limited  to, its  products,  formulae,  patents,  sources  of  supply,  customer dealings, data, know-how and business plans, provided such information is not in or does not  hereafter  become  part of the public  domain,  or become  known to others through no fault of the Executive.  The Executive  acknowledges that such information  is of great value to the  Corporation,  is the sole property of the
Corporation,  and  has  been  and  will be  acquired  by him in  confidence.  In consideration  of the  obligations  undertaken by the  Corporation  herein,  the
Executive  will not,  at any time,  during  or after his  employment  hereunder, reveal,  divulge or make known to any person,  any  information  acquired by the
Executive during the course of his employment,  which is treated as confidential by the  Corporation,  and not otherwise in the public domain.  The provisions of this Section 8 shall survive the Executive's  employment hereunder except in the event of a termination of this Agreement  pursuant to Section  5(a)(iv) or (vi), hereof, or as detailed in the provision above. All references to the Corporation in  Section  8 and  Section  9  hereof  shall  include  any  subsidiary  of  the
Corporation.

     9.   COVENANT NOT TO COMPETE OR SOLICIT.

          (a) The Executive  recognizes that the services to be performed by him hereunder are special, unique and extraordinary.  The parties confirm that it is reasonably  necessary for the protection of the  Corporation  that the Executive agree,  and  accordingly,  the Executive  does hereby agree,  that he shall not, directly or indirectly,  at any time during the  "Restricted  Period" within the
"Restricted Area" (as those terms are defined in Section 9(e) below):

               (i) except as provided  in  Subsection  (c) below,  engage in any line of  business in which the  Corporation  was engaged or had a formal plan to enter  during  the  period  of  Executive's  employment  with  the  Corporation, including  but not limited to the  business  of  operating  an online  insurance marketplace,  either on his own behalf or as an officer, director,  stockholder, partner, consultant,  associate,  employee, owner, agent, creditor,  independent contractor, or co-venturer of any third party; or

               (ii) solicit to employ or engage,  for or on behalf of himself or any third party, any employee or agent of the Corporation.

          (b)  The  Executive  hereby  agrees  that  he will  not,  directly  or indirectly,  for or on behalf of himself or any third party,  at any time during the  Term  and  during  the  Restricted  Period  solicit  any  customers  of the
Corporation  with respect to products  competitive with products then being sold by the Corporation.

          (c) If any of the  restrictions  contained  in this Section 9 shall be deemed to be  unenforceable  by reason of the extent,  duration or  geographical scope thereof, or otherwise, then the court making such determination shall have the  right  to  reduce  such  extent,  duration,  geographical  scope,  or other provisions  hereof,  and  in  its  reduced  form  this  Section  shall  then  be enforceable in the manner contemplated hereby.

          (d) This  Section 9 shall not be  construed  to prevent the  Executive from owning,  directly or indirectly,  in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding  voting  securities of any class of any corporation  whose voting capital stock is traded or listed on a national securities exchange or in the over-the-counter market.

          (e) The term  "RESTRICTED  PERIOD,"  as used in this  Section 9, shall mean the period of the Executive's actual employment hereunder, plus twelve (12)
months  after the date the  Executive  is  actually  no longer  employed  by the
Corporation. The term "RESTRICTED AREA" as used in this Section 9 shall mean the continental United States.

          (f) The provisions of this Section 9 shall survive the  termination of the Executive's  employment hereunder and until the end of the Restricted Period as provided in Section  9(e) hereof  except in the event that this  Agreement is terminated  pursuant  to Section  5(a)(iv) or (vi),  hereof,  in which case such provisions  shall not survive  termination of this Agreement.  In no event shall the terms of Section 9 be  enforceable,  should the Corporation be in default of any of its  obligations  to the  Executive  at the  time of his  termination  of employment by the Corporation.

     10.  MISCELLANEOUS.

          (a) The Executive acknowledges that the services to be rendered by him
under  the  provisions  of  this   Agreement  are  of  a  special,   unique  and
extraordinary  character and that it would be difficult or impossible to replace such services.  Accordingly,  the Executive agrees that any breach or threatened breach  by  him  of  Sections  8  or 9  of  this  Agreement  shall  entitle  the
Corporation,  in addition to all other legal remedies  available to it, to apply to any  court  of  competent  jurisdiction  to seek to  enjoin  such  breach  or threatened  breach.  The parties  understand  and intend  that each  restriction agreed to by the  Executive  hereinabove  shall be construed  as  separable  and divisible  from  every  other  restriction,  that  the  unenforceability  of any restriction  shall  not limit the  enforceability,  in whole or in part,  of any other  restriction,  and  that  one or more or all of such  restrictions  may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more  restrictive  than permitted by law in the
jurisdiction  in  which  the  Corporation   seeks  enforcement   thereof,   such
restriction  shall be  limited  to the extent  permitted  by law.  The remedy of injunctive  relief herein set forth shall be in addition to, and not in lieu of, any other rights or remedies that the Corporation may have at law or in equity.

          (b) Neither the Executive nor the  Corporation  may assign or delegate any of their rights or duties under this Agreement  without the express  written consent of the other; provided however that the Corporation shall have the right to  delegate  its  obligation  of  payment  of all  sums  due  to the  Executive hereunder,  provided that such  delegation  shall not relieve the Corporation of any of its obligations hereunder.

          (c) This  Agreement  constitutes  and  embodies  the full and complete understanding  and  agreement  of the parties  with  respect to the  Executive's
employment  by  the  Corporation,   supersedes  all  prior   understandings  and
agreements,  whether oral or written, between the Executive and the Corporation, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this  Agreement.  No waiver by either party of any  provision or condition to be performed  shall be deemed a waiver  of  similar  or  dissimilar  provisions  or conditions at the same time or any prior or subsequent time.

          (d) This Agreement  shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors,  heirs, beneficiaries and permitted assigns.

          (e) The headings  contained in this  Agreement are for  convenience of reference only and shall not affect in any way the meaning or  interpretation of this Agreement.

          (f) All notices,  requests,  demands and other communications required or  permitted to be given  hereunder  shall be in writing and shall be deemed to have been duly given when personally delivered,  sent by registered or certified mail, return receipt  requested,  postage prepaid,  or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other  address as either party may  hereafter  give notice of in accordance with the provisions  hereof.  Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

          (g) This  Agreement  shall be governed by and  construed in accordance with the laws of the State of Delaware  without  giving  effect to such  State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the  jurisdiction  and venue of the federal and state  courts  located in the
State of Delaware.

          (h)  This  Agreement  may be  executed  simultaneously  in two or more counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall  constitute one of the same  instrument.  The parties hereto have executed this Agreement as of the date set forth above.

 CORPORATION:                                EXECUTIVE:

 HEALTH BENEFITS DIRECT CORPORATION          Charles Eissa

 By: /s/ Scott Frohman                       /s/ Charles Eissa
     --------------------------              ------------------------------
                                             Signature
 Title: CEO
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